SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

February 19, 2004

(Date of report)

Checkers Drive-In Restaurants, Inc.

(Exact name of Registrant as specified in its charter)

Commission file number 0-19649

Delaware	58-1654960
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer identification no.)

4300 West Cypress Street Suite 600 Tampa, FL 33607	33607
(Address of principal executive offices)	(Zip code)

(813) 283-7000

(Registrant’s telephone number, including area code)

ITEM 9.	REGULATION FD DISCLOSURE

ITEM 12.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On February 18, 2004, the Registrant presented at the Roth Capital Partners Growth Stock Conference. During the presentation, information related to the comparable sales and earnings per share for the fourth quarter of 2003 were inadvertently disclosed. Copies of the information disclosed are being filed herewith as Exhibit 99.1 and Exhibit 99.2, respectively. In addition, on February 19, 2004, the Registrant issued a news release entitled “CHECKERS DRIVE-IN RESTAURANTS, INC. PROVIDES FOURTH QUARTER 2003 GUIDANCE,” and a copy is being filed herewith as Exhibit 99.4.

The information disclosed in the presentation on February 18, 2004, included financial measures (earnings per share before income taxes, excluding the sale of 22 Company-owned restaurants (“Restaurant sale”) previously announced on December 18, 2003 and Restaurant EBITDA (Exhibit 99.3)) that are non-GAAP financial measures as defined under SEC Regulation G. Checkers Drive-In Restaurants, Inc. (Checkers) used these non-GAAP financial measures (Exhibits 99.2 and 99.3) as tables in the presentation to present its continuing operations and to monitor, assess and identify meaningful trends in its operating and financial performance

The non-GAAP, Pre-tax income per share represents income before income taxes, excluding the effect of the Restaurant sale, divided by the weighted average diluted shares outstanding. The Company reported the pre-tax income per share, excluding the effects of the Restaurant sale because management believes that, although not a GAAP measurement, it is widely understood and assists management and investors in reviewing period to period results on a more consistent, comparable basis. While instructive, the pre-tax, pre-Restaurant sale income per share should be considered in addition to, rather than as a substitute for, net income per share. This non-GAAP measure has been reconciled to net income per share, the most directly comparable financial measure calculated in accordance with GAAP below:

CHECKERS DRIVE-IN RESTAURANTS, INC.

AND SUBSIDIARIES

Pre-tax income per share, excluding the effects of the Restaurant sale

(UNAUDITED)

	Quarter Ended December 29, 2003
Diluted earnings per share (RANGE)	$0.43	$0.44	$0.45

ADJUSTMENTS TO DILUTED EARNINGS PER SHARE:
Income tax benefit	(0.02)	(0.02)	(0.02)
Restaurant sale	(0.15)	(0.15)	(0.15)

Pre-tax income per share, excluding the effects of the Restaurant sale	$0.26	$0.27	$0.28

The non-GAAP, Restaurant EBITDA is presented in the earnings release because management believes that it is of interest to its investors, as it is used by management to evaluate Company-owned restaurants. Checkers defines restaurant EBITDA as restaurant sales less restaurant food and paper costs, restaurant labor, restaurant occupancy expenses and other restaurant operating expenses. Restaurant EBITDA does not represent cash flow from operations, as defined by generally accepted accounting principles in the United States. Restaurant EBITDA should not be considered as a substitute for net income or loss, or as an indicator of operating performance or liquidity. This non-GAAP measure has been reconciled to net income per share, the most directly comparable financial measure calculated in accordance with GAAP below:

CHECKERS DRIVE-IN RESTAURANTS, INC.

AND SUBSIDIARIES

RESTAURANT EBITDA

(Dollars in thousands)

(UNAUDITED)

	Quarter Ended
	Sept. 8, 2003	June 16, 2003	Mar. 24, 2003	Dec. 30, 2002	Sept 9, 2002	June 17, 2002	Mar. 25, 2002
Net income	$2,508	$4,107	$3,219	$(9,721)	$2,686	$2,665	$2,664
Interest expense	553	644	695	892	705	830	814
Interest income	(260)	(274)	(261)	(356)	(317)	(318)	(397)
Income tax expense	—	66	—	39	—	—	—
Restaurant depreciation and amortization	1,360	1,303	1,288	2,014	1,559	1,315	1,292
Other depreciation and amortization	192	194	182	242	156	155	152

EBITDA	4,353	6,040	5,123	(6,890)	4,789	4,647	4,525

LESS: NON-RESTAURANT REVENUES
Franchise royalty revenue	3,584	3,715	3,308	4,296	3,485	3,480	3,322
Franchise fees and other income	17	107	54	122	103	171	4

	3,601	3,822	3,362	4,418	3,588	3,651	3,326

ADD: NON-RESTAURANT EXPENSES
General and administrative	2,928	3,655	3,189	3,719	2,598	2,818	2,989
Advertising	2,819	2,500	2,501	3,299	2,690	2,197	2,126
Bad debt expense	51	53	163	124	23	100	100
Non-cash compensation	23	23	23	31	23	23	23
Impairment of long lived assets	131	65	—	6,499	429	492	—
Restaurant retirement costs	(123)	18	14	4,330	449	42	375
Gain on sale of assets	(186)	(87)	(176)	(77)	(609)	(26)	(77)
Minority interests in operations of joint ventures	54	19	18	(66)	9	2	27
Cumulative effect of a change in accounting principle—net of income tax effect	—	—	51	—	—	—	—

	5,697	6,246	5,783	17,859	5,612	5,648	5,563

RESTAURANT EBITDA	$6,449	$8,464	$7,544	$6,551	$6,813	$6,644	$6,762
RESTAURANT EBITDA AS A PERCENTAGE OF SALES	16.4%	20.1%	19.0%	13.3%	17.5%	17.0%	18.2%

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Checkers Drive-In Restaurants, Inc. (Registrant)

Date: February 19, 2004	By:	/s/ S. Patric Plumley

Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Comp Sales Graph

99.2	Earnings Per Share Graph

99.3	Restaurant EBITDA Margin Graph

99.4	Press Release dated February 19, 2004